     As filed with the Securities and Exchange Commission on January 7, 2000

                                              Registration No.
                                                               -----------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         TANDY BRANDS ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                   75-2349915
(State or other jurisdiction of            (I.R.S. Employer Identification Code)
 incorporation or organization)

             690 EAST LAMAR BLVD., SUITE 200, ARLINGTON, TEXAS 76011
               (Address of principal executive offices)     (zip code)

                  TANDY BRANDS ACCESSORIES, INC. 1997 EMPLOYEE
                                STOCK OPTION PLAN

                                       AND

                   TANDY BRANDS ACCESSORIES, INC. NONQUALIFIED
                            FORMULA STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                            (Full title of the plans)

                               STANLEY T. NINEMIRE
                         690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011
                     (Name and address of agent for service)

                                 (817) 548-0090
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                             Proposed            Proposed
              Title of                    Amount             Maximum             Maximum            Amount of
             Securities                    to be          Offering Price        Aggregate          Registration
          to be Registered              Registered          Per Share         Offering Price           Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per
share                                     326,000            $14.125*          $4,604,750*            $1,216
-------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, $1.00 par value per share, on January 4, 2000 (as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System).

                      INFORMATION INCORPORATED BY REFERENCE

     We have previously filed with the Securities and Exchange Commission the following registration statements on Form S-8 under the Securities Act of 1933, as amended:

(1) Form S-8 Registration Statement (File No. 33-41262) with respect to 270,093 shares of our common stock, $1.00 par value per share, offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. 1991 Stock Option Plan, the Tandy Brands Accessories, Inc. Employees Investment Plan and the Tandy Brands Accessories, Inc. Stock Bonus Plan;

(2) Form S-8 Registration Statement (File No. 33-46814) with respect to 122,887 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program;

(3) Form S-8 Registration Statement (File No. 33-75114) with respect to 257,000 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors;

(4) Form S-8 Registration Statement (File No. 33-91996) with respect to 701,125 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program and the Tandy Brands Accessories, Inc. 1991 Stock Option Plan;

(5) Form S-8 Registration Statement (File No. 333-08579) with respect to 50,000 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors; and

(6) Form S-8 Registration Statement (File No. 333-4162) with respect to 622,500 shares of our common stock offered pursuant to the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan.

The contents of such earlier registration statements are incorporated herein by reference.

                                    EXHIBITS

     The following exhibits are furnished pursuant to Item 601 of Regulation
S-K:

                                                                           Incorporated by Reference
                                                    Sequentially                 (If applicable)
                                                      Numbered         -------------------------------------
Exhibit Number and Description                          Page           Form       Date    File No.   Exhibit
------------------------------                          ----           ----       ----    --------   -------

(5)   Opinion regarding legality

       5.1   Opinion of Winstead
             Sechrest & Minick P.C.                                     N/A        N/A       N/A       N/A

(23)  Consents of experts and counsel

      23.1   Consent of Ernst & Young LLP                                N/A       N/A        N/A      N/A

      23.2   Consent of Winstead
             Sechrest & Minick P.C.
             (included in Exhibit 5.1)                                   N/A       N/A        N/A      N/A

(24)  Power of attorney

      24.1   Power of Attorney
             (included on Page 4)                                        N/A       N/A        N/A      N/A

(99)  Additional Exhibits

      99.1  Amendment to Tandy Brands Accessories, Inc.
            Nonqualified Formula Stock Option
            Plan for Non-Employee Directors                              N/A       N/A        N/A      N/A

      99.2  Amendment to Tandy Brands Accessories, Inc. 1997
            Employee Stock Option Plan                                   N/A       N/A        N/A      N/A

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Tandy Brands Accessories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Arlington, State of Texas, on December 31, 1999.

                                       TANDY BRANDS ACCESSORIES, INC.


                                       By: /s/ J.S.B. Jenkins
                                           -------------------------------------
                                           J.S.B. Jenkins, President,
                                           Chief Executive Officer and Director

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints J.S.B. Jenkins and Stanley T. Ninemire, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature and Title                               Date
        -------------------                               ----

/s/ J.S.B. Jenkins                                  December 31, 1999
--------------------------------------
J.S.B. Jenkins
President, Chief Executive Officer and
Director (Principal Executive Officer)


/s/ James F. Gaertner                               December 31, 1999
--------------------------------------
James F. Gaertner
Director
Chairman of the Board

/s/ Maxine K. Clark                                 December 31, 1999
--------------------------------------
Maxine K. Clark
Director


/s/ Marvin J. Girouard                              December 31, 1999
--------------------------------------
Marvin J. Girouard
Director


/s/ Colombe M. Nicholas                             December 31, 1999
--------------------------------------
Colombe M. Nicholas
Director


/s/ C.A. Rundell, Jr.                               December 31, 1999
--------------------------------------
C.A. Rundell, Jr.
Director


/s/ Gene Stallings                                  December 31, 1999
--------------------------------------
Gene Stallings
Director


/s/ Stanley T. Ninemire                             December 31, 1999
--------------------------------------
Stanley T. Ninemire
Senior Vice President, Chief Financial Officer
and Assistant Secretary
(Principal Financial and Accounting Officer)

                                INDEX TO EXHIBITS


                                                                           Incorporated by Reference
                                                    Sequentially                (If applicable)
                                                      Numbered         -----------------------------------
Exhibit Number and Description                          Page           Form     Date    File No.   Exhibit
------------------------------                          ----           ----     ----    --------   -------

(5)   Opinion regarding legality

      5.1    Opinion of Winstead
             Sechrest & Minick P.C.                                    N/A       N/A      N/A        N/A

(23)  Consents of experts and counsel

      23.1   Consent of Ernst & Young LLP                              N/A       N/A      N/A        N/A

      23.2   Consent of Winstead
             Sechrest & Minick P.C.
             (included in Exhibit 5.1)                                 N/A       N/A      N/A        N/A

(24)  Power of attorney

      24.1   Power of Attorney                                         N/A       N/A      N/A        N/A
             (included on Page 4)

(99)  Additional Exhibits

      99.1   Amendment to Tandy Brands Accessories, Inc.
             Nonqualified Formula Stock Option
             Plan for Non-Employee Directors                           N/A       N/A      N/A        N/A


      99.2   Amendment to Tandy Brands Accessories, Inc. 1997
             Employee Stock Option Plan                                N/A       N/A      N/A        N/A